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                                                                    EXHIBIT 99.1


MARKET CENTRAL ACQUIRES PLIANT TECHNOLOGIES ASSETS

Thursday August 7, 11:00 am ET

ATLANTA--(BUSINESS WIRE)--Aug. 7, 2003--Market Central, Inc. (OTCBB: MKTE -
News), a growing provider of Customer Relationship Management (CRM) services and solutions, today announced that it has completed the acquisition of the patents, intellectual property, software, and certain other assets of privately-held software developer Pliant Technologies in exchange for the assumption of certain debt obligations of Pliant. Concurrent with the closing, these debt obligations will be discharged by the Company's issuance to the holders of such obligations, of 250,000 shares of Market Central common stock and 200,000 warrants to purchase shares of Market Central common stock at a price of $2.00 per share. Pliant Technologies is a private company founded in 1995 and headquartered in Houston, Texas.

The assets purchased include patents and intellectual property that Market Central considers highly desirable in order to achieve its objectives as a full service CRM provider that is uniquely differentiated in the marketplace.


Pliant Technologies has developed and patented Enterprise Content Management
(ECM) software that automates the capture, cleansing, search, workflow management, and information mining of all types of unstructured and structured data. Further it has harnessed artificial intelligence within a new state of the art search engine.


Market Central President and CEO Terrence J. Leifheit stated, "We believe the addition of Pliant's patented software combined with our capabilities and experience in implementing Microsoft's MS CRM product give us a unique, turn key solution in the CRM marketplace. Most companies that attempt to use the power of CRM are stymied by data integration, intelligent data processing and data mining. All of these are essential to unleashing the power of CRM and CRM programs like those of Microsoft. We believe Pliant's software, combined with our resources and knowledge in CRM practice, will enable us to better solve client data issues, giving us a strong competitive edge. At the same time, possession of a protected technology gives us a measure of protection from competitors seeking similar products. The human capital we gain will enable us to develop industry specific applications of the MS CRM product as well. The sum of all this should help generate increased value for our customers and shareholders."


The software acquired by Market Central automates the capture, search, cleansing, workflow management, and information mining of all types of unstructured and structured data. The software has harnessed artificial intelligence within a new state of the art search engine based around its SourceWare(R) product which uses patented technology that enables the integration of data (e.g. text, database tables, fields, objects, spreadsheets, graphics, video, etc.); performs sophisticated searches of data for mission critical information; and mines data for business intelligence. This is a rapidly growing area in the B2B market as more than 80% of referenced information in business is unstructured. Market Central's software provides digitalized structure and the ability to group data to unveil patterns useful to business development.


About Market Central


Headquartered in Atlanta, Market Central, Inc. is a full service Customer Relationship Management (CRM) provider. The Company has developed a next-generation suite of CRM solutions that include proprietary, patented software for data capture, cleansing, mining, integration, search, and intelligent document recognition. The Company is also a Microsoft development partner for MS CRM solutions. Market Central provides other CRM services, such as campaign management, and operates a 900-seat contact center to support the software line of business and provide outsourced contact center services to select clients as part of their overall CRM effort. Through its wholly owned subsidiary, US Convergion, the Company offers in-house contact center design, sales, implementation and service for clients that seek an internal support function for their CRM program. Its clients include Shell Oil, SurePay (a First Data Company), Sedgwick, FedEx, Morgan Keegan, SmartBargains, Aramark, Crescent-Friedman Jewelers, cable companies Cox and Time Warner, Earthlink, and a number of technology companies.


For additional information, contact: Jim Rapp, 888-773-3501 ext. 5010




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This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes" and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, our ability to successfully integrate the acquisition of Pliant's assets and derive expected efficiencies and benefits, centralize and consolidate various support functions, in addition to general economic conditions, operating results, market acceptance of our CRM solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.